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                                                                      Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the registration statements on Forms S-8 Nos. 333-73197, 33-57105, 33-57103, 33-70660, 33-25947,
33-6359, and 2-83144 dated March 2, 1999, December 28, 1994, December 28, 1994,
October 21, 1993, December 7, 1988, June 29, 1986 and April 8, 1983
respectively, of Hunt Corporation and subsidiaries of our report dated January 26, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Philadelphia, PA
February 28, 2000